                           AGREEMENT OF PURCHASE AND SALE
                           AND JOINT ESCROW INSTRUCTIONS

                                   BY AND BETWEEN


                        NATIONAL INVESTORS FINANCIAL, INC.,
                     a California corporation, AS TRUSTEE for
                       NATIONAL INVESTORS LAND HOLDING TRUST,


                                     AS SELLER

                                        AND

                           MORI POINT DESTINATIONS, INC.,
                             a California corporation,


                                      AS BUYER



                                    RELATING TO

                                PROPERTY LOCATED IN
                                Pacifica, California


                                      known as

                                    "MORI POINT"

                                    DATED AS OF

                              _____________ ___, 1998

                                 TABLE OF CONTENTS


                                                                                 PAGE
                                                                                 ----
1. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2. Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          2.1 PURCHASE AND SALE. . . . . . . . . . . . . . . . . . . . . . . . . . .5
          2.2 SUBSTANCE OF TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . .5

3. Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          3.1 EXCHANGE VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          3.2 ADDITIONAL CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . .5

4. Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5. Cancellation Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .6

6. Deliveries to Escrow Holder . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          6.1 BY SELLER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
          6.2 BY BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          6.3 BY BUYER AND SELLER. . . . . . . . . . . . . . . . . . . . . . . . . .7

7. Condition of Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          7.1 PERMITTED EXCEPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .7
          7.2 TITLE PROVIDED BY SELLER . . . . . . . . . . . . . . . . . . . . . . .7

8. Conditions to the Close of Escrow . . . . . . . . . . . . . . . . . . . . . . . .7
          8.1   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. . . . . . . . . . . . .7
                8.1.1 Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
                8.1.2 Representations, Warranties and Covenants of Seller. . . . . .7
                8.1.3 Seller's Deliveries. . . . . . . . . . . . . . . . . . . . . .8
          8.2   CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS . . . . . . . . . . . .8

9. Approval of Seller's Constituents . . . . . . . . . . . . . . . . . . . . . . . .8

10. Property "As-Is. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
          10.1 NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE . . . . . . . .9
          10.2 DISCLOSURES; SPECIFIC ACKNOWLEDGMENT REGARDING CONDITION OF
               PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

11. Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

12. Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

13. Disbursements and Other Actions. . . . . . . . . . . . . . . . . . . . . . . . 13
          13.1 ESCROW HOLDER . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          13.2 BY TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . . . 13
          13.3 POSSESSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                       i



14. Joint Representations and Warranties . . . . . . . . . . . . . . . . . . . . . 13
          14.1 AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
          14.2 ACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          14.3 DUE EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          14.4 VALID AND BINDING . . . . . . . . . . . . . . . . . . . . . . . . . 14
          14.5 BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

15. Seller's Warranties and Representations. . . . . . . . . . . . . . . . . . . . 14
          15.1 NON-FOREIGN ENTITY. . . . . . . . . . . . . . . . . . . . . . . . . 14
          15.2 HAZARDOUS SUBSTANCES. . . . . . . . . . . . . . . . . . . . . . . . 14
          15.3 CLEAN-UP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          15.4 CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

16. Pre-Closing Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          16.1 NO TRANSFERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          16.2 NO ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          16.3 MAINTENANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          16.4 OBLIGATIONS UNDER CONTRACTS.. . . . . . . . . . . . . . . . . . . . 15
          16.5 EXPENDITURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

17. Condemnation and Destruction . . . . . . . . . . . . . . . . . . . . . . . . . 15
          17.1 EMINENT DOMAIN OR TAKING. . . . . . . . . . . . . . . . . . . . . . 15
          17.2 DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . 16

18 Utilities and Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          18.1 UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          18.2 REFUNDABLE DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . 17

19. Mediation of Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

20. Arbitration of Disputes: . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

21. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

22. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

23. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.1 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.2 PARTIAL INVALIDITY. . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.3 POSSESSION OF THE PROPERTY. . . . . . . . . . . . . . . . . . . . . 19
          23.4 WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.5 SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . 19
          23.6 PROFESSIONAL FEES . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.7 ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.8 TIME OF ESSENCE . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.9 CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.10 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          23.11 WEAR AND TEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          23.12 NO RECORDATION . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                                      ii

          23.13 SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          23.14 DISCLAIMER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          23.15 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . 20


EXHIBITS

          EXHIBIT A -    Legal Description
          EXHIBIT B -    Form of Grant Deed
          EXHIBIT C -    FIRPTA Affidavit
          EXHIBIT D -    Assignment and Assumption
          EXHIBIT E -    Bill of Sale and General Assignment of Intangibles

                           AGREEMENT OF PURCHASE AND SALE
                           AND JOINT ESCROW INSTRUCTIONS

          THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of ____________ __, 1998, by and between NATIONAL INVESTORS FINANCIAL, INC., a California corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST ("SELLER"), and MORI POINT DESTINATIONS, INC., a California corporation ("BUYER").


                                  R E C I T A L S

     A. Seller is the title holder of that certain unimproved real property commonly known as "Mori Point", consisting of approximately 105 acres, located in the County of San Mateo, State of California, as more particularly described in EXHIBIT A attached hereto (the "Real Property"). Buyer is a wholly-owned subsidiary of American Family Communities, Inc., a California corporation ("AFC").

     B. Seller holds record title to the Real Property as agent of and for the benefit of various investors who are the beneficiaries of National Investors Land Holding Trust (the "Trust").

     C. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property (as hereinafter defined) on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are incorporated herein by this reference, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer and Seller agree as follows:

                                 A G R E E M E N T

     1. DEFINITIONS: For the purposes of this Agreement the following terms will be defined as follows:

     1.1 "ACTUAL KNOWLEDGE OF SELLER" means and is limited to the actual knowledge of David Lasker and James N. Orth without having conducted any independent inquiry or inspection, and shall not include the knowledge of any other persons or firms, it being understood and agreed by Buyer that neither David Lasker nor James N. Orth is charged with knowledge of all of the acts and/or omissions of predecessors in title to the Property or management of the Property before Seller's acquisition of the Property and the Actual Knowledge of Seller shall not include information or material which may be in the possession of Seller generally, but of which neither David Lasker nor James N. Orth is actually aware.

     1.2 "AFC" means American Family Communities, Inc., a California corporation, which is a wholly-owned subsidiary of AFH.

     1.3 "AFH" means American Family Holdings, Inc., a Delaware corporation. Buyer is a wholly-owned subsidiary of AFC, which, in turn, is a wholly-owned subsidiary of AFH.

     1.4 "ASSIGNMENT" shall have the meaning given thereto in Section 6.1(d) hereof.

     1.5 "BILL OF SALE" shall have the meaning given thereto in Section 6.1(e) hereof.

     1.6 "CLOSING DATE" means ___________, 1998, unless an earlier date is agreed to in a writing subsequent to this Agreement executed and delivered by each of the parties hereto to the other, and is the last date on which the Closing and Close of Escrow can occur, subject to extension as provided for in this Agreement.

     1.7 "CLOSING" and "CLOSE OF ESCROW" are terms used interchangeably in this Agreement. The Closing or the Close of Escrow will be deemed to have occurred when the Grant Deed is recorded in the official records of the county in which the Property is located.

     1.8  "EFFECTIVE DATE" means the date hereof.

     1.9 "ENVIRONMENTAL AUDIT" means any environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

     1.10 "ENVIRONMENTAL LAW" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response,
Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976), as amended.

     1.11 "ESCROW" shall have the meaning given thereto in Section 4 hereof.

     1.12 "ESCROW HOLDER" means _______________________________, whose address is _______________________________________________________________,
Attn:  ___________________.

     1.13 "EXCHANGE VALUE" is the adjusted appraised value of the Property which takes into consideration various factors to balance the business value of the Property within its present ownership structure.

     1.14 "FIRPTA CERTIFICATE" shall have the meaning given thereto in
Section 6.1(b) hereof.

     1.15 "GRANT DEED" shall have the meaning given thereto in Section 6.1(a) hereof.

     1.16 "HAZARDOUS SUBSTANCE" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

     1.17 "IMPROVEMENTS" means any and all improvements and fixtures situated on the Real Property.

     1.18 "INVESTORS" means the beneficiaries of the Trust.

     1.19 "INTANGIBLES" means all of Seller's right, title and interest in and to all intangible property used, owned or issued solely and strictly in connection with the Real Property, Improvements and Personal Property, including, but not limited to: (i) trade names and trademarks, contract rights, accounts receivable and other intangible property used in connection with the ownership and operation of the Property; (ii) all licenses, permits, certificates of occupancy, approvals, dedications and entitlements issued, approved or granted by any governmental authorities having jurisdiction over the Property; and (iii) all development rights, conditional use permits, variances and other intangible rights, titles, interests and privileges owned by Seller and related to or issued in connection with the Land and/or Improvements, its use, occupancy, operation and development, but in no way related to Seller's financial data or other proprietary information or other property of Seller.

     1.20 "NOTICES" will be sent as provided in Section 21 to:

          Seller:          National Investors Land Holding Trust
                           c/o National Investors Financial, Inc.
                           4675 MacArthur Court, Suite 1240
                           Newport Beach, CA 92660
                           Attn:  Mr. David Lasker
                           Telephone:  (949) 833-8600
                           Facsimile:  (949) 752-9753


          with a copy to:  Arter & Hadden LLP
                           725 South Figueroa Street, 34th Floor
                           Los Angeles, CA  90017
                           Attn:  Bruce H. Newman, Esq.
                           Telephone:  (213) 430-3000
                           Facsimile:   (213) 617-9255

          Buyer:           Mori Point Destinations, Inc.

                           ----------------------------------

                           ----------------------------------
                           Attn:
                                -----------------------------
                           Telephone:
                                     ------------------------
                           Facsimile:
                                     ------------------------
          with a copy to:  Arter & Hadden LLP
                           725 South Figueroa Street, 34th Floor
                           Los Angeles, CA  90017
                           Attn:  Bruce H. Newman, Esq.
                           Telephone:  (213) 430-3000
                           Facsimile:   (213) 617-9255

          Escrow Holder:
                           ----------------------------------

                           ----------------------------------

                           ----------------------------------

                           Attn:
                                -----------------------------
                           Telephone:
                                     ------------------------
                           Facsimile:
                                     ------------------------


     1.21 "OPENING OF ESCROW" shall have the meaning given thereto in Section 4 hereof.

     1.22 "OTHER ASSETS" means cash, cash equivalent, notes and other negotiable instruments and any and all other assets in the possession or control of Seller, the value of which is determined by possession, and any other assets other than the Real Property, Personal Property or Intangibles relating to the Real Property.

     1.23 "PERMITTED EXCEPTIONS" shall have the meaning given thereto in
Section 7.1 hereof.

     1.24 "PERSONAL PROPERTY" means the equipment, furniture and fixtures, books and records and other personal property, if any, owned by Seller and located on the Property as of the Effective Date, including without limitation, those items listed on SCHEDULE 1 to the Bill of Sale.

     1.25 "PROPERTY" means collectively, (i) the Real Property, (ii) the Improvements , (iii) the Intangibles, (iv) the Personal Property and (v) the Other Assets.

     1.26 "PROSPECTUS" means the Consent Solicitation Statement/Prospectus of Buyer.

     1.27 "REAL PROPERTY" means that certain real property located in the County of San Mateo, State of California and commonly known as "Mori Point" and more particularly described in EXHIBIT A attached hereto. The Real Property consists of approximately 105 acres of land including approximately 2,000 feet of beach front.

     1.28 "TITLE COMPANY" means ________________________________________.

     1.29 "TITLE POLICY" shall have the meaning given thereto in Section 11 hereof.

     1.30 "TRANSFER AGENT" means _______________, who address is __________________, Attn: ___________, Facsimile No. ___________.

     1.31 "UNIT" means, collectively, one (1) share of common stock, plus warrants to purchase three (3) additional shares of common stock, in AFH.

     2.   PURCHASE AND SALE:

     2.1 PURCHASE AND SALE. Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property, together with all easements, hereditaments, entitlements (to the extent transferable) and appurtenances thereto. In consideration of Seller's sale of the Property to Buyer, Buyer will (a) cause to be delivered to the investors of Seller the Exchange Value in accordance with
Section 3, and (b) perform all of Buyer's other obligations hereunder.

     2.2 SUBSTANCE OF TRANSACTIONS. Notwithstanding any other provision of this Agreement, the transfer of the Property directly from Seller to Buyer is for convenience purposes only to effect expeditiously the culmination of the transfers set forth in this Section 2.2, and for all purposes hereunder it is the intent of the parties that such transfer reflects the following transfers, which shall occur in the following order: (i) all of the Investors, through their approval of the transactions contemplated under this Agreement, contribute all of their interests in the Property to AFH in exchange for Units, such Units to be distributed to them pursuant to Sections 3 and 13.2 hereof; (ii) AFH contributes the Property to AFC as a contribution to the capital of AFC; and
(iii) AFC contributes the Property to Buyer as a contribution to the capital of Buyer. Seller's transfer of the Property directly to Buyer reflects Seller's transfer of the Property from the Investors to AFH, from AFH to AFC, and from AFC to the Buyer, in each instance in Seller's capacity as the agent of and on behalf of such transferors.


     3.   CONSIDERATION:

     3.1 EXCHANGE VALUE. In consideration for the sale of the Property to Buyer, Buyer will deliver to Seller an amount equal to the Exchange Value for the Property. The Exchange Value for the Property is $______________, which shall be paid in the form of, and by issuance and delivery of, _____ Units to the investors of Seller, to be distributed by the Transfer Agent at the Closing outside of Escrow in accordance with Section 13.2 hereof. Upon the request of any party hereto, whether made before or after the Closing, the parties hereto will allocate the Exchange Value to the Real Property, Improvements, Personal Property, Other Assets and the Intangibles.


     3.2 ADDITIONAL CONSIDERATION. If, after the Close of Escrow, Buyer completes the sale of the Property for a purchase price which exceeds the appraised value of the Property, as set forth in the appraisal dated March, 1998 prepared by ____________________________ (the "Appraised Value"), Buyer will pay to Seller an amount calculated pursuant to the terms of this Section 3.2, which shall be paid in the form of, and by issuance and delivery of, an additional number of Units equal to the quotient of the net cash proceeds (exclusive of interest on deferred purchase price payments) received by Buyer for such sale on or before December 31, 1999 up to 200% of the Appraised Value divided by $20. (For example, if the Appraised Value of the Property was $1,750,000 and Buyer received by December 31, 1999 net cash sale proceeds in the amount of $3,600,000, then the maximum number of additional Units available for allocation among Seller's investors would be $1,750,000 divided by $20 or 87,500 Units.)

     4. ESCROW: Immediately upon execution of this Agreement, Buyer and Seller will open an escrow (the "ESCROW") with the Escrow Holder by delivering to Escrow Holder a fully executed copy of this Agreement (the "OPENING OF ESCROW"). The purchase and sale of the Property will be completed through the Escrow. Buyer and Seller agree to execute any additional instructions consistent with this Agreement which are reasonably required by the Escrow Holder. If there is a conflict between any printed escrow instructions and this Agreement, the terms of this Agreement will govern.

     5. CANCELLATION FEES AND EXPENSES: If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, the non-defaulting party has the right to cancel the Escrow by written notice to the defaulting party and to the Escrow Holder. All costs of cancellation, if any, will be paid by the defaulting party.

     6.   DELIVERIES TO ESCROW HOLDER:

     6.1 BY SELLER. On or prior to the Closing Date, Seller will deliver or cause to be delivered to Escrow Holder the following items:

          (a) A Grant Deed ("GRANT DEED"), in the form attached to this Agreement as EXHIBIT B, duly executed and acknowledged by Seller and in recordable form, conveying the Property to Buyer.

          (b) A Transferor's Certificate of Non-Foreign Status attached to this Agreement as EXHIBIT C ("FIRPTA CERTIFICATE"), duly executed by or on behalf of Seller.

          (c) A properly executed California Form RE 590 or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Exchange Value pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code ("FORM 590").

          (d) An Assignment and Assumption of Agreements ("ASSIGNMENT") duly executed by Seller in favor of Buyer in the form attached to this Agreement as EXHIBIT D.

          (e) A Bill of Sale and General Assignment of Intangibles in the form attached to this Agreement as EXHIBIT E ("BILL OF SALE"), duly executed by Seller and conveying all right, title and interest of Seller in the Personal Property and the Intangibles to Buyer.

          (f) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Seller as are reasonably required by Buyer or Escrow Holder or both in connection with this transaction.

     6.2 BY BUYER. On or prior to the Closing Date, Buyer will deliver or cause to be delivered to Escrow Holder the following items:

          (a) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents relating to Buyer as are reasonably required by Seller or Escrow Holder or both in connection with this transaction.

          (b) Amounts due to pay costs and expenses as set forth in Section 12 hereof.

     6.3 BY BUYER AND SELLER. Buyer and Seller will each deposit such other instruments consistent with this Agreement as are reasonably required by Escrow Holder or otherwise required to close escrow. In addition Seller and Buyer hereby designate Escrow Holder as the "REPORTING PERSON" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

     7.   CONDITION OF TITLE:

     7.1 PERMITTED EXCEPTIONS. At the Close of Escrow, fee simple title to the Property will be conveyed to Buyer by Seller by Grant Deed, subject only to the following title matters ("PERMITTED EXCEPTIONS"):

          (a) all property tax liens (whether or not payment of property taxes are delinquent) and all other matters shown in that certain Amended Commitment for Title Insurance effective [TO BE DETERMINED], issued by the Title Company, bearing Order No.________; and

          (b) matters affecting the condition of title to the Property created by, at the request of or with the written consent of Buyer.

     7.2 TITLE PROVIDED BY SELLER. The parties agree that (a) except as specifically provided in the Grant Deed or implied by law, Seller makes no express or implied warranties regarding the condition of title to the Property, and (b) Buyer shall rely solely on the Title Policy for protection against any title defects.

     8.   CONDITIONS TO THE CLOSE OF ESCROW:

     8.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The following conditions must be satisfied not later the earlier of the Closing Date or such other period of time as may be specified below:

          8.1.1 TITLE. As of the Closing, the Title Company will issue or have committed to issue to Buyer the Title Policy described in Section 11.

          8.1.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller will have duly performed each and every agreement to be performed by Seller hereunder and, subject to the provisions of Section 10, Seller's express representations and warranties set forth in this Agreement will be true and correct in all material respects as of the Closing Date. However, notwithstanding anything to the contrary stated or implied in this Section 8.1.2, Seller shall have no liability for the breach of any representations, warranties or covenants set forth in this Agreement, whether express or implied, absent a finding by a court of competent jurisdiction that either David Lasker or James N. Orth or both of them withheld information with respect thereto from Buyer or falsified information delivered to and relied upon by Buyer and that such action amounted to a violation of a representation or warranty set forth herein.

          8.1.3 SELLER'S DELIVERIES. Seller will have delivered the items described in Section 6.1.

     The conditions set forth in this Section 8.1 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition. Such waiver or waivers must be in writing to Seller. If any conditions are not satisfied on or before the Closing Date, and Buyer has not waived the unsatisfied conditions, Seller will not be deemed to be in default (unless Seller has breached Sections 8.1.2 or 8.1.3 above) and Buyer's sole remedy will be to terminate this Agreement.

     8.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The Close of Escrow and Seller's obligations with respect to this transaction are subject to the following conditions precedent: (a) Buyer's delivery to Escrow Holder on or before the Closing Date, of the items described in Section 6.2; (b) the approval of such of Seller's constituents as Seller shall deem necessary or advisable in its sole and absolute discretion as set forth in Section 9 hereof; (c) Buyer having duly performed each and every agreement to be performed by Buyer hereunder; and (d) Buyer's representations, warranties and covenants set forth in this Agreement, will be true and correct in all material respects as of the Closing Date. The conditions set forth in this
Section 8.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver or waivers to be in writing to Buyer. If any conditions are not satisfied on or before the Closing Date, and Seller has not waived the unsatisfied conditions, Buyer will not be deemed to be in default (unless Buyer has breached Sections 8.2(a), (c) or (d) above) and Seller's sole remedy will be to terminate the Agreement.

     9.   APPROVAL OF SELLER'S CONSTITUENTS:   Seller shall exercise reasonable
diligence to obtain the approval of this transaction by such of the constituents of Seller as Seller shall deem necessary or advisable, in its sole and absolute discretion, and shall notify Buyer and Escrow Holder when such approvals have been obtained. If Seller is not able to obtain such approvals from such constituents on or before the date which is ____ days after the Effective Date, or such later date as is mutually agreed to by Buyer and Seller, then Seller may cancel this Agreement by notice to Buyer and Escrow Holder given prior to the end of that time period, and in that event Seller shall pay all title and escrow cancellation costs. Seller shall indemnify and hold Buyer harmless from any claim, damage, loss, liability, action, settlement, including Buyer's reasonable attorneys' fees suffered by Buyer and which results from or relates to the Seller's securing approval of this transaction and transferring the Property to Buyer pursuant to such approval.

     10.  PROPERTY "AS-IS":

     10.1 NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER HAD THE OPPORTUNITY TO INDEPENDENTLY AND PERSONALLY INSPECT THE PROPERTY AND IMPROVEMENTS, IF ANY, AND THAT BUYER HAS ENTERED INTO THIS AGREEMENT AFTER HAVING MADE SUCH PERSONAL EXAMINATION AND INSPECTION. BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY, IN ITS THEN CONDITION AS-IS AND WITH ALL ITS FAULTS, INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT, SUBJECT TO THE EXPRESS COVENANTS, INDEMNITIES, REPRESENTATIONS AND WARRANTIES MADE BY SELLER ELSEWHERE HEREIN. NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THOSE REPRESENTATIONS, WARRANTIES, COVENANTS, INDEMNITIES AND AGREEMENTS EXPRESSLY MADE BY SELLER IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

               (A) THE VALUE OF THE PROPERTY OR THE INCOME TO BE DERIVED THEREFROM;

               (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;

               (C) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;

               (D) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;

               (E) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;

               (F) THE TYPE, AVAILABILITY OR COST OF ANY ENTITLEMENTS REQUIRED TO DEVELOP THE PROPERTY;

               (G) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

               (H) THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;

               (I) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;

               (J) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY;

               (K) THE CONTENT, COMPLETENESS OR ACCURACY OF ANY MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE, COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY OR ON BEHALF OF SELLER;

               (L) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;

               (M) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;

               (N)       DEFICIENCY OF ANY UNDERSHORING;

               (O)       DEFICIENCY OF ANY DRAINAGE;

               (P) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR LOCATED IN AN ALQUIST-PRIOLO SPECIAL STUDY ZONE;

               (Q) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY;

               (R) ANY AND ALL REQUIREMENTS OR CONDITIONS OF APPROVAL OF STATE AND LOCAL GOVERNMENTAL AGENCIES FOR DEVELOPMENT OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE CONSTRUCTION OF OFFSITE AND ONSITE ROADS, UTILITIES AND OTHER IMPROVEMENTS; OR

               (S) WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.

               (T) BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND ITS OWN REVIEW OF ALL INFORMATION AND DOCUMENTATION CONCERNING THE PROPERTY, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.
          BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE

          ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION TO THE EXTENT SUCH SOURCES OR PREPARERS ARE SELLER, OR ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, BENEFICIARIES, INVESTORS, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS OR ASSIGNS FROM ANY AND ALL CLAIMS, DAMAGES AND LIABILITIES ARISING FROM SUCH INFORMATION OR DOCUMENTATION, EXCEPT IF AND TO THE EXTENT THAT BUYER EMPLOYS SUCH SOURCES OR PREPARERS OF INFORMATION TO ACT ON BEHALF OF BUYER, IN WHICH EVENT THE LIABILITY OF SUCH SOURCES OR PREPARERS OF INFORMATION TO BUYER SHALL BE DETERMINED BY THEIR OWN INDEPENDENT AGREEMENTS WITH BUYER, AND SELLER SHALL NOT BE LIABLE FOR SUCH AGREEMENTS OR OBLIGATIONS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE FOREGOING ENTITIES AND INDIVIDUALS OR ANY OTHER INDIVIDUAL OR ENTITY.

     10.2 DISCLOSURES; SPECIFIC ACKNOWLEDGMENT REGARDING CONDITION OF PROPERTY. Buyer acknowledges the disclosures expressly made by Seller in this Agreement, the Prospectus and in correspondence from Seller, its attorneys and/or its agents to Buyer, its attorneys and/or its agents. Without limiting the generality of the foregoing, Buyer acknowledges that Seller has disclosed the following: a portion of the Real Property contains a breeding and habitat area for the San Francisco garter snake and the red legged frog, both of which are classified as endangered species. Federal and state law requires that permits be secured prior to development from both the United States Fish and Wildlife Service and the California Department of Fish and Game. The procurement of such permits will require, among other things, the preparation and approval of a Habitat Conservation Plan which must be approved by the United States Fish and Wildlife Service and California Department of Fish and Game. An Environmental Audit currently is being prepared in connection with the Habitat Conservation Plan. Buyer acknowledges that it is likely that the Habitat Conservation Plan will require a portion of the Real Property to be set aside from development and to remain undeveloped.

     11. TITLE INSURANCE: At the Close of Escrow, the Title Company will issue to Buyer at Buyer's sole cost and expense an ALTA Standard Coverage Policy
(1990) with coverage in an amount equal to the appraised value of the Real Property as determined by Buyer in its sole discretion, showing title to the Real Property vested in Buyer, subject only to the Permitted Exceptions and the standard printed exceptions and conditions in the policy of title insurance ("TITLE POLICY"). If Buyer elects to obtain any additional endorsements or an extended coverage policy, the additional premium and costs of survey for the extended coverage policy and the cost of any endorsements will be at Buyer's sole cost and expense; however, Buyer's election to obtain an extended coverage policy will not delay the Closing and Buyer's inability to obtain an extended coverage policy or any such endorsements will not be deemed to be a failure of any condition to Closing.

     12. COSTS AND EXPENSES: Buyer will pay the costs of Closing the transaction as follows:

          (a)     all premiums for the Title Policy;

          (b)     all escrow fees and costs;

          (c)     all city and county documentary transfer taxes;

          (d)     all document recording charges;

          (e)     all sales taxes;

          (f)     one half of all escrow fees and costs;

          (g) the entire additional cost of any ALTA extended coverage title policy, the cost of any required survey and, the cost of any endorsements required by Buyer; and

          (h) All other costs and expenses necessarily incurred to close the transaction.

     13.  DISBURSEMENTS AND OTHER ACTIONS:

     13.1 ESCROW HOLDER. At the Close of Escrow, Escrow Holder will promptly undertake all of the following:

          (a) Cause the Grant Deed (with documentary transfer tax information to be affixed AFTER recording) to be recorded with the County Recorder and obtain conformed copies thereof for distribution to Buyer and Seller.

          (b) Direct the Title Company to issue the Title Policy to Buyer within 15 BUSINESS DAYS after Closing.

          (c) Deliver to Buyer the FIRPTA Certificate, the Form 590 and any other documents (or copies thereof) deposited into Escrow by Seller. Deliver to Seller any other documents (or copies thereof) deposited into Escrow by Buyer.

          (d) Notify the Transfer Agent by telephone and facsimile that the Close of Escrow has occurred.

     13.2 BY TRANSFER AGENT.    Promptly after the Close of Escrow, Transfer
Agent shall deliver all Units in payment of the Exchange Value for the Property to the persons, at the addresses and in the amounts designated by Seller.


     13.3 POSSESSION. Possession of the Other Assets in Seller's possession or control and all other Property shall be delivered by Seller to Buyer at the Close of Escrow.


     14. JOINT REPRESENTATIONS AND WARRANTIES: In addition to any express agreements of the parties contained herein, the following constitute representations and warranties of the parties each to the other, provided that liability for any breach is subject to Sections 8.1.2 and 23.13 hereof:


     14.1 AUTHORITY. Each party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.

     14.2 ACTIONS. All requisite action (corporate, trust, partnership or otherwise) has been taken by each party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction. Except as provided in Section 9, no further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.

     14.3 DUE EXECUTION. The individuals executing this Agreement and the instruments referenced herein on behalf of each party and the partners, officers or trustees of each party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.

     14.4 VALID AND BINDING. This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against each party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

     14.5 BROKER.   Seller represents and warrants to Buyer, and Buyer
represents and warrants to Seller, that no broker or finder has been engaged by them, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction. Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction. This indemnity provision will survive the Closing or any earlier termination of this Agreement.

     15. SELLER'S WARRANTIES AND REPRESENTATIONS: Seller makes the following representations, and warranties and acknowledges that Buyer will rely on such representations and warranties in acquiring the Property; provided that liability for any breach is subject to Sections 8.1.2 and 23.13 hereof:

     15.1 NON-FOREIGN ENTITY. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

     15.2 HAZARDOUS SUBSTANCES. To Seller's Actual Knowledge, since the date of Seller's acquisition of the Property, no Hazardous Substances are now or have been used, stored, generated or disposed of on or within the Property except in the normal course of use and operation of the Property and in compliance with all applicable Environmental Laws.

     15.3 CLEAN-UP. To Seller's Actual Knowledge, since the date of Seller's acquisition of the Property, there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property, other than such other matters as may otherwise be disclosed in any Environmental Audit or in any other documents provided or made available to Buyer.

     15.4 CLAIMS. To Seller's Actual Knowledge, there are no outstanding claims that have been made by any third party against Seller relating to any Hazardous Substances on or within the Property.

          The provisions of this Section 15 shall no longer bind Seller if this Agreement expires or is terminated for any reason, or if the Closing contemplated hereunder does not occur.

     16. PRE-CLOSING COVENANTS. So long as this Agreement remains in full force and effect:

     16.1 NO TRANSFERS. Without the prior written consent of Buyer, Seller will not convey any interest in the Property and will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement, except as may be otherwise provided for in this Agreement, which will not be eliminated prior to the Close of Escrow.

     16.2 NO ALTERATIONS. Seller will not make any material alterations to the Property without Buyer's consent, which will not be unreasonably withheld or delayed.

     16.3 MAINTENANCE. Seller will maintain the Property in substantially the same condition as it is in, as of the date of this Agreement, and manage the Property in accordance with Seller's established practices.

     16.4 OBLIGATIONS UNDER CONTRACTS. Seller will keep and perform all of the obligations to be performed by Seller under any contracts affecting the Property. Without prior written consent of Buyer, which will not be unreasonably withheld or delayed, Seller will not enter into any contract or agreement providing for the provision of goods or services to or with respect to the Property or the operation thereof unless such contracts or agreements can be terminated without penalty by the Closing Date. Seller will not enter into any leases for any portion of the Property.

     16.5 EXPENDITURES. Seller will incur only expenditures necessary for the day-to-day operation and maintenance of the Property, and will not incur capital expenditures or liabilities not in the ordinary course of business. Seller shall retain all Other Assets in Seller's possession on or after the date hereof except for payment of such permitted liabilities and expenditures.

     17.  CONDEMNATION AND DESTRUCTION:

     17.1 EMINENT DOMAIN OR TAKING. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Close of Escrow, Seller will promptly inform Buyer in writing.

          (a) If such proceedings involve the taking of title to all or a material interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within 10 DAYS of Seller's written notice to Buyer, in which case neither party will have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

     (b) If the proceedings do not involve the taking of title to all or a material interest in the Property, or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described herein and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon Close of Escrow.

     (c) If this sale is not consummated for any reason, any condemnation award or settlement will belong to Seller.

     17.2 DAMAGE OR DESTRUCTION. Except as provided in this Section, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Seller's reasonable opinion, "MATERIAL" or not "MATERIAL".

          (c) If such damage or destruction is "MATERIAL", Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than 10 DAYS after receipt of Seller's written notice to Buyer advising of such damage or destruction.

          (b) For purposes hereof, "MATERIAL" is deemed to be any damage or destruction to the Improvements where the cost of repair or replacement is estimated to be more than 25% of the Exchange Value of the Property and will take more than 60 DAYS to repair.

          (c) If this Agreement is so terminated, the provisions of Section 5 will govern.

          (d) If Buyer does not elect to terminate this Agreement, or if the casualty is not material, Seller will reduce the Exchange Value by the value reasonably estimated by Seller to repair or restore the damaged portion of the Improvements, less any sums expended by Seller to make emergency repairs to the Improvements or the Property or otherwise protect the physical condition of the Improvements or the Property, and this transaction will close pursuant to the terms of this Agreement.

          (e) If the damage is not material, Seller's notice to Buyer of the damage or destruction will also set forth Seller's reduced Exchange Value and Seller's allocation of value to the damaged portion of the Improvements. If Buyer does not accept Seller's reduced Exchange Value, Buyer's sole remedy will be to terminate this Agreement.

          (f) Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damage or destruction to the Improvements occurring prior to the Close of Escrow will belong to Seller.

     18.  UTILITIES AND DEPOSITS:

     18.1 UTILITIES. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will notify the utility companies that all utility bills henceforth are to be sent to Buyer. Buyer shall be entitled to receive any and all refunds of all utility deposits held by utility companies and Seller will assign to Buyer all of Seller's right, title and interest in any such utility deposits.

     18.2 REFUNDABLE DEPOSITS. To the extent there exists any refundable deposits made in connection with the development of the Property prior to the Closing ("Refundable Deposits"), Seller shall assign to Buyer all of Seller's right, title and interest in and to such Refundable Deposits.

     19. MEDIATION OF DISPUTES: No party to this Agreement shall initiate any litigation against any other party to this Agreement concerning any controversy or claim arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, any claim based on or arising from an alleged tort, unless and until (i) at least 60 days before the same shall be filed, a complete copy of each of the summons and complaint (and/or any other documentation required to initiate such litigation) to be filed by the complaining party shall have been delivered to the other party or parties to any such dispute, and (ii) the complaining party has made itself available to meet in Los Angeles, California with the other party or parties for no more than 3 business days of non-binding mediation. Until and unless such mediation has taken place, the complaining party must give notice to the non-complaining party that it will, and then it must, make itself available for such mediation during at least 20 business days during the 60 days before the date on which such summons and complaint will be filed.

     20. ARBITRATION OF DISPUTES: ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE AAA WILL BE INSTRUCTED BY EITHER OR BOTH PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN 10 DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE 1 NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SAN FRANCISCO, LOS ANGELES OR SAN DIEGO, WHICHEVER IS THE CLOSEST CITY TO THE NEXUS OF THE DISPUTE. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF AN ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

          Buyer's Initials ________     Seller's Initials _________

     21. NOTICES: All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Section 1 hereof. All notices sent by mail will be deemed received 2 DAYS after the date of mailing and all notices sent by other means permitted herein shall be deemed received on the earlier of the date delivered or the date on which delivery is refused.

     22. ASSIGNMENT: Neither party shall have the right to assign this Agreement without the other party's prior written consent.

     23.  MISCELLANEOUS:

     23.1 COUNTERPARTS.  This Agreement may be executed in counterparts.

     23.2 PARTIAL INVALIDITY. If any term or provision of this Agreement will be deemed to be invalid or unenforceable to any extent, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

     23.3 POSSESSION OF THE PROPERTY. Seller will deliver possession of the Property to Buyer upon the Close of Escrow.

     23.4 WAIVERS. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.

     23.5 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the permitted successors and assigns of the parties hereto.

     23.6 PROFESSIONAL FEES. In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all costs and expenses of the action, mediation or suit, actual attorneys' fees, witness fees and any other professional fees resulting therefrom.

     23.7 ENTIRE AGREEMENT. This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by the party to be charged.

     23.8 IME OF ESSENCE. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

     23.9 CONSTRUCTION. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated seller and buyer.

     23.10 GOVERNING LAW. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

     23.11 WEAR AND TEAR. Buyer specifically acknowledges that Seller will continue to use the Property in the course of its business and accepts the fact that reasonable wear and tear will occur after the date of this Agreement. Buyer specifically agrees that Seller is not responsible for repairing such reasonable wear and tear and that Buyer is prohibited from raising such wear and tear as a reason for not consummating this transaction or for requesting a reduction in the Exchange Value.

     23.12 NO RECORDATION. No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, and any such consent or approval will be conditioned upon Buyer providing Seller with a quitclaim deed fully executed and acknowledged by Buyer, quitclaiming any and all interests that it may have in the Property to Seller, which quitclaim deed Seller may record in the event that this Agreement is terminated or the transaction contemplated herein is not consummated.

     23.13 SURVIVAL. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties contained in this Agreement shall survive the Closing for a period of 1 year; provided that any claims by one party hereto must be made in writing to the other party within the 1 year period.

     23.14 DISCLAIMER. Nothing herein creates any right or remedy for the benefit of any person not a party hereto, nor creates a fiduciary relationship, an agency or a partnership. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow.

     23.15 WAIVER OF JURY TRIAL. EACH PARTY, ACTING WITH KNOWLEDGE OF ITS RIGHTS AFTER A FULL OPPORTUNITY TO CONSULT WITH COUNSEL, VOLUNTARILY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ALL PROCEEDINGS FOR WHICH A TRIAL BY JURY WOULD OTHERWISE BE AVAILABLE OR REQUIRED, AND WHICH

INVOLVE ANY MATTER ARISING OUT OF OR CONNECTED WITH RIGHTS OR DUTIES UNDER, OR ENFORCEMENT OR INTERPRETATION OF, THIS AGREEMENT.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

 "SELLER":                                    "BUYER":

 NATIONAL INVESTORS FINANCIAL,                MORI POINT DESTINATIONS, INC.,
 INC., a California corporation, AS TRUSTEE   a California corporation
 for NATIONAL INVESTORS LAND
 HOLDING TRUST


 By:                                          By:
    -------------------------------              -------------------------------

 Its:                                         Its:
     ------------------------------               ------------------------------

 and                                          and

 By:                                          By:
    -------------------------------               ------------------------------

 Its:                                         Its:
     ------------------------------               ------------------------------




Agreed to and accepted
by Escrow Holder:





By:
   -------------------------------

Its:
    ------------------------------


                                     21
X

                                     EXHIBIT A


                                 LEGAL DESCRIPTION

                                     EXHIBIT B

                                    FORM OF DEED

RECORDING REQUESTED BY,
WHEN RECORDED MAIL TO:


Arter & Hadden
725 South Figueroa Street, Suite 3400
Los Angeles, California  90017
Attn:  Bruce H. Newman, Esq.


--------------------------------------------------------------------------------
                                        (Above Space For Recorder's Use Only)

                                     GRANT DEED

     In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

     FOR A VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, NATIONAL INVESTORS FINANCIAL, INC., a CALIFORNIA corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST ("Grantor"), hereby grants to MORI POINT DESTINATIONS, INC., a California corporation ("Grantee"), the real property in the County of San Mateo, State of California, and described in EXHIBIT A attached hereto and made a part hereof.



DATED:                      , 1997
      ---------------------


                              NATIONAL INVESTORS FINANCIAL, INC., a California corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST


                              By:
                                 -------------------------------
                              Its:
                                  ------------------------------

---------------
MAIL TAX STATEMENTS TO:

                                   ACKNOWLEDGMENT


STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF_____________________)


     On ____________________, before me, _____________________________________, personally appeared ______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



------------------------------
 Notary Public in and for said
 County and State                                  [SEAL]

Document No. ____________________  Date Recorded_________________


     STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION
     NOT BE MADE A PART OF THE PERMANENT RECORD
     IN THE OFFICE OF THE COUNTY RECORDER

     (Pursuant to Section 11932 R&T Code)

To:  Registrar-Recorder
     County of___________________________

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:


------------------------------------------

(as grantor)

and


------------------------------------------

(as grantee)

Property described in the accompanying document is located in
(     ) unincorporated area or (x) City of__________________________.

The amount of tax due on the accompanying document is $_______________.

_________ Computed on full value of property conveyed, or

_________ Computed on full value less liens and encumbrances remaining at time of sale.


--------------------------------

--------------------------------


By:
   -----------------------------
Its:
    ----------------------------

                                      EXHIBIT C

                             Seller's FIRPTA Affidavit

                        CERTIFICATION OF NON-FOREIGN STATUS



          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by NATIONAL INVESTORS FINANCIAL, INC., a California corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST ("TRANSFEROR"), each of the undersigned hereby certifies the following on behalf of Transferor:

          1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          2.   Transferor's U.S. employer identification number is ________ ;
and

          3.   Transferor's office address is __________________________________
_________________________________, ___________________.

          Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

          Under penalties of perjury each of the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign the document on behalf of the Transferor.

                                   NATIONAL INVESTORS FINANCIAL, INC., a
                                   California corporation, AS TRUSTEE for
                                   NATIONAL INVESTORS LAND HOLDING TRUST


                                   By:
                                      ------------------------------------
                                   Its:
                                       -----------------------------------

                                     EXHIBIT D

                             ASSIGNMENT AND ASSUMPTION

                                         OF

                                     AGREEMENTS


          THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENTS (this "Assignment") is executed as of ______________, but effective as of the Effective Date (as hereinafter defined), by and between NATIONAL INVESTORS FINANCIAL, INC., a California corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST ("Assignor") and MORI POINT DESTINATIONS, INC., a California corporation ("Assignee"), with reference to the following facts:


                                     RECITALS:

          A. Assignor, as the agent of and for the benefit of various investors, holds title to that certain real property commonly known as "Mori Point", located in the County of San Mateo, State of California, as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Property").

          B. Concurrently herewith, Assignor has executed that certain Grant Deed conveying and granting to Assignee the Property.

          C. As part of the transfer and conveyance of the Property to Assignee, Assignor has agreed to transfer, assign, grant and convey to Assignee all of its right, title and interest in and to all agreements relating to the Property, on the terms and conditions herein contained.

          NOW, THEREFORE, in consideration of the foregoing Recitals, which Recitals are by this reference incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. ASSIGNMENT. Assignor hereby grants, assigns, transfers, sets over, sells, conveys and delivers to Assignee all of Assignor's right, title, interest, benefits and privileges under the agreements relating to the Property which are set forth in Exhibit "B" attached hereto and made a part hereof (collectively, the "Agreements"). The assignment provided for in this Section 1 is effective concurrently with the transfer of the Property from Assignor to Assignee (the "Effective Date").

          2. ASSIGNEE'S ASSUMPTION. Assignee hereby accepts the assignment from Assignor, assumes and agrees to perform all duties and obligations of Assignor under the terms of the Agreements which are required to be performed on or after the Effective Date.

          4. DELIVERIES; REPORTS. On or before the Effective Date, Assignor shall deliver to Assignee the original Agreements or if such original Agreements are not in Assignor's possession, certified copies of such Agreements. Assignor shall furnish and deliver to Assignee, promptly after receipt thereof, duplicates or copies of all reports, notices, requests, demands, declarations, certificates or other instruments hereafter received by Assignor and relating to the Agreements. Assignee's address for receipt of the foregoing is __________
______________________________________________________________.

          5. FURTHER ASSURANCES. Assignor and Assignee shall execute, acknowledge and deliver all such instruments and take all such action as may be necessary to further assure to Assignee the rights assigned hereby and the full benefits hereof and to preserve and protect this Assignment and all of the rights, powers and remedies of Assignee provided for herein.

          6. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          7. GOVERNING LAW. This Assignment shall be governed by, and construed in accordance with, the laws of the State of California.

          8. COUNTERPARTS. This Assignment may be executed in several counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written but effective as of the Effective Date.

ASSIGNOR:                     NATIONAL INVESTORS FINANCIAL, INC., a California
                              corporation, AS TRUSTEE for NATIONAL INVESTORS
                              LAND HOLDING TRUST

                              By:
                                 ----------------------------------
                              Its:
                                  ---------------------------------


ASSIGNEE:                     MORI POINT DESTINATIONS, INC. a
                              California corporation

                              By:
                                 ----------------------------------
                              Its:
                                  ---------------------------------

                                EXHIBIT "A"

                             LEGAL DESCRIPTION

                                    EXHIBIT "B"

                                     CONTRACTS

                                     EXHIBIT E

                 BILL OF SALE AND GENERAL ASSIGNMENT OF INTANGIBLES


          This Bill of Sale and General Assignment of Intangibles is made as of the ____ day of ___________________________, 1997 (this "Assignment"), by
NATIONAL INVESTORS FINANCIAL, INC., a California corporation, AS TRUSTEE for NATIONAL INVESTORS LAND HOLDING TRUST ("Assignor") to MORI POINT DESTINATIONS, INC. ("Assignee").


                                   R E C I T A L

          Assignee and Assignor have entered into an Agreement of Purchase and Sale and Joint Escrow Instructions dated ________, 1997 ("Agreement of Purchase and Sale") under which Assignee has agreed to purchase from Assignor, that certain real property and all buildings, structures and improvements on said real property commonly identified as ____ __________________, _____________,
State of California and legally described on EXHIBIT A attached hereto (the "Property").


                                TERMS AND CONDITIONS

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all personal property of Seller, if any, located on and used in connection with the operation of the improvements on the Property (the "Personal Property"). Buyer accepts such Personal Property in its "AS-IS" condition and "WITH ALL FAULTS". Seller specifically disclaims all express or implied warranties regarding the existence or condition of, or title to, such Personal Property, including without limitation the implied warranties of merchantability and suitability for a particular purpose.

          2. Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its right, title and interest in and to the following ("General Intangibles") if, and only to the extent, that the General Intangibles exist and Assignor has the right to so transfer them:

               (A) All of Assignor's right, title and interest in and to all intangible property used, owned or issued solely in connection with the Property, including but not limited to, all licenses, permits, certificates of occupancy, approvals, maps, dedications, subdivision maps and entitlements issued, approved or granted by any governmental agencies or instrumentalities having any jurisdiction over the Property (the "Authorities") or otherwise in connection with the Property; all development rights, conditional use permits, variances, "floor area ratio" development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and related to or issued in connection with the Property and/or its use, occupancy, operation and/or development; all licenses, consents, easements, rights of way, and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property; and any pending applications or requests as to any of the foregoing;

               (B) All building plans, specifications and drawings, engineering, and other documents prepared in connection with the construction, reconstruction, maintenance, repair, or operation any improvements on the Property (the "Improvements");

               (C) All warranties and guarantees relating to the workmanship, construction, installation materials, and design of the Improvements and the personal property situated on the Property, including but not limited to those made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on any part of the Property;

               (D)  All rights, claims or awards benefiting the Property;

               (E) All prepaid fees and fee credits, and all of Seller's right, title and interest in and to refundable deposits, bonds and other collateral furnished in connection with development of the Property; and

               (F) All rights and general intangibles now owned by Assignor solely in connection with the Property and any improvement and/or fixture located on the Property, including, without limitation, the rights to hold, use, sell and transfer the Property and Improvements and general intangibles.

          3. Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, its successors and assigns any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.

          4.   Assignee hereby accepts the foregoing assignment.

          5. Assignor hereby represents and warrants to Assignee that it has not previously assigned or hypothecated its interest in the foregoing described General Intangibles; however, Assignee shall have no claims or rights against Assignor, and Assignor shall have no obligation or liability to Assignee for any General Intangibles described herein which do not exist, or which Assignor does not have the right to transfer to Assignee.

          6. This Assignment shall be binding upon and inure to the benefit of the legal representatives, assigns, or successors in interest of the Assignor and Assignee.

          IN WITNESS WHEREOF, the Assignor has executed this Assignment as of _________, 1997.


                                          NATIONAL INVESTORS FINANCIAL,
                                          INC., a California corporation,
                                          AS TRUSTEE for NATIONAL INVESTORS
                                          LAND HOLDING TRUST

                                          By:
                                             --------------------------------
                                          Its:
                                              -------------------------------